UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 9, 2005

Reebok International Ltd.

(Exact name of registrant as specified in its charter)

MA	1-9340	04-2678061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 J.W. Foster Boulevard Canton, Massachusetts		02021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 401-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On February 9, 2005, the Management Development and Compensation Committee of the Board of Directors of Reebok International Ltd. (“Reebok” or the “Company”) granted to Paul Harrington, Richard Paterno, and Terry Pillow, each of whom will be a named executive officer in the Proxy Statement for Reebok’s 2005 Annual Shareholders Meeting, awards of 5,178, 5,109, and 5,178 restricted shares, respectively, of Reebok common stock under Reebok’s 2001 Equity Incentive and Director Deferred Compensation Plan (the “Plan”). The shares of restricted stock are subject to certain restrictions on transfer and are subject to forfeiture upon certain events. The restrictions on transfer and forfeiture with respect to the shares lapse on the third anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005

REEBOK INTERNATIONAL LTD.

	By:	/s/ Kenneth Watchmaker

Kenneth I. Watchmaker

Executive Vice President and

Chief Financial Officer